Exhibit 99.1

Press Release

Astrata Group Names Windes & McClaughry as Its New Independent Registered Public Accounting Firm

Friday November 30, 10:08 am ET

COSTA MESA, Calif., Nov. 30 /PRNewswire-FirstCall/ -- Astrata Group (OTC Bulletin Board: ATTG - News) announced today that the company has named Windes & McClaughry, Irvine, CA, as the company's independent registered public accounting firm.

Astrata's CEO Martin Euler said, "We are looking forward to working with the auditing firm of Windes & McClaughry, Irvine, CA. Its account group has the expertise to help Astrata with its growing opportunities. Moreover, its talented team will be an ideal partner to assist us with our entry to the U.S. market."

Euler noted that the accounting industry publication, Inside Public Accounting, has named Windes & McClaughry one of the 25 best accounting firms in the country.

About Astrata Group, Inc.

Astrata Group, Inc., (OTC Bulletin Board: ATTG - News) is a US publicly listed company. Astrata is focused on advanced location-based IT services and solutions (telematics) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace as well as control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of telematics systems with units deployed worldwide.

Astrata has offices throughout the world including the United States, Europe and Asia. For further information please visit www.astratagroup.com.

About Windes & McClaughry

Acknowledged by Inside Public Accounting as one of the Top 25 Best of the Best Accounting Firms in the Country, Windes & McClaughry is a recognized leader in the field of accounting, assurance, tax, and business consulting services. We provide valuable business solutions to meet the needs of publicly traded and privately held businesses, not-for-profit organizations, and high net worth individuals. We are an independent member of Baker Tilly International, and through this affiliation, we serve clients on a global basis. Baker Tilly International is the 8th largest network of independent public accounting firms. Founded in 1926 and headquartered in Long Beach, California, the Firm also has offices in Irvine and the South Bay.

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings.

     PR/Media Relations Contact:
     Richard Stern
     Stern & Co.
     richstern@sternco.com
     Tel: 212-888-0044

     Stephanie Stern
     Stern & Co.
     sstern@sternco.com
     Tel: 212-888-0044

     Financial Advisors:
     Todd M. DeMatteo
     DOMINICK AND DOMINICK LLC
     Tel: 212-558-8809
     tdematteo@dominickanddominick.com

     Investor Relations:
     Booke & Co. - Tel: 212-490-9095
     Email: admin@bookeandco.com

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Source: Astrata Group, Inc.